Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this

13day of May, 2024, by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord,”), and SCHOLAR ROCK, INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of November 5, 2019 (as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 301 Binney Street in Cambridge, Massachusetts (the “Building”);
B.	WHEREAS, Landlord and Tenant desire to extend the Term of the Existing Lease;

and

C.	WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.	First Extension Term; Term Expiration Date. The Term is hereby extended for two

(2) years and thirteen (13) days commencing on August 19, 2025 (the “First Extension Term Commencement Date”). The Term Expiration Date is hereby amended to be August 31, 2027. The period of time from the First Extension Term Commencement Date through the new Term Expiration Date shall be referred to herein as the “First Extension Term.” The term “Term” as used in the Lease shall refer to the Term under the Existing Lease as extended by the First Extension Term.

3.Option. The parties acknowledge and agree that that extension of the Lease pursuant to this Amendment does not constitute the exercise of the extension Option under Section 42 of the Existing Lease. The parties further agree to amend the “Option,” as defined in Section 42 of the Existing Lease as follows:

BioMed Realty form dated 10/04/23

a.The first paragraph of Section 42 of the Existing Lease shall be amended by deleting the words “two (2) years” and replacing them with “five (5) years”.
b.The first sentence of Section 42.1 of the Existing Lease shall be amended by deleting the words “the greater of (a) one hundred three percent (103%) of the then- current Base Rent, and (b)” and by deleting the words “the greater of: (i) three percent (3%) or (ii)”.
c.The first sentence of Section 42.3 of the Existing Lease shall be amended by deleting the words “fifteen (15) months” and replacing them with “twelve (12) months”.

For the avoidance of doubt, the Option (as amended by this Section 3) shall continue to be subject to the terms and conditions of Section 42 of the Existing Lease.

4.Base Rent During First Extension Term. Monthly and annual installments of Base Rent for the Premises during the First Extension Term shall be as set forth in the table below.

Dates	Rentable Square Feet of the Premises	Annual Fixed Rent per Rentable Square Foot	Annual Fixed Rent per year	Annual Fixed Rent per month
August 1, 2025 – August 18, 2025	51,408	$154.92 annually	--*	--**
August 19, 2025 – August 31, 2025	51,408	$120.00 annually	--**	--**
September 1, 2025 – August 31, 2026	51,408	$120.00 annually	$6,168,960.00	$514,080.00
September 1, 2026 – August 31, 2027	51,408	$123.60 annually	$6,354,028.80	$529,502.40

**$ 385,350.07 is the Base rent due for eighteen (18) day stub period from August 1, 2025 to August 18, 2025, and $215,581.92 in Base Rent due for thirteen (13) day stub period from August 19, 2025 through August 31, 2025. The total amount due for August 2025 shall be $600,931.99.

5.Additional Rent. Tenant’s obligation to pay Additional Rent, including, without limitation, Tenant’s Adjusted Share of Operating Expenses, the Property Management Fee, costs of utilities for the Premises, and any parking fees with respect to the Premises, shall continue through the First Extension Term in accordance with and to the extent provided in the Lease.

6.Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the date hereof, subject to Landlord’s repair and maintenance obligations expressly provided in the Lease, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the First Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.
7.Broker. Landlord and Tenant each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than CBRE (“Landlord’s Broker”) and Jones Lang LaSalle (“Tenant’s Broker”) and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Landlord’s Broker and Tenant’s Broker in relation to this Amendment pursuant to separate agreements between Landlord and Landlord’s Broker and Landlord and Tenant’s Broker respectively, in each case conditioned and contingent on the full execution and delivery of this Amendment and satisfaction of any other contingencies set forth in that separate agreement. Tenant agrees to indemnify the Landlord Indemnitees for any and all cost or liability for compensation claimed by any broker or agent, other than Tenant’s Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.
8.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
9.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Scholar Rock, Inc. 301 Binney Street

Cambridge, MA 02142

Attn: Jeremy Crossin, Erin Moore with a copy to:

Scholar Rock, Inc. 301 Binney Street

Cambridge, MA 02142

Attn: Legal

10.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
11.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
12.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
13.Authority. Tenant warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of Tenant.
14.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
15.Landlord’s Lender. The Landlord, Tenant and Deutsche Bank AG, a German Bank, authorized by the New York Department of Financial Services, Goldman Sachs Bank USA, a New York state chartered bank, and JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States (collectively, the “Lender”) are parties to that certain Subordination Agreement, Acknowledgement of Lease Assignment, Attornment and Non-Disturbance Agreement, dated as of May 9, 2022 (the “SNDA”). Landlord represents that the Lender’s approval of this Amendment is not required under the loan agreement between Landlord and Lender.
16.The parties agree to execute and record an amendment to the Notice of Lease, recorded with the Middlesex South Registry of Deeds in Book 73898, Page 351 to reflect the changes to the terms of the Lease to the extent set forth in such Notice of Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-ROGERS STREET LLC,

a Delaware limited liability company

By:/s/ Colleen O’Connor

Name: Colleen O'Connor  Title: SVP, Leasing, East Coast & U.K. Markets

TENANT:

SCHOLAR ROCK, INC.,

a Delaware corporation

By:/s/ Edward Myles

Name: Edward Myles

Title: COO & CFO